CITIZENS FINANCIAL CORP.
AND SUBSIDIARY

Exhibit 23

Consent of Independent Registered Public Accounting Firm

To the Board of Directors
Citizens Financial Corp.
Elkins, West Virginia

We hereby consent to the inclusion in this Annual Report on Form 10-K of our report dated March 11, 2009, on our audit of the consolidated financial statements of Citizens Financial Corp. as of December 31, 2008 and for the year then ended appearing in Part II, Item 8 of the 2008 Form 10-K of Citizens Financial Corp.

/s/ YOUNT, HYDE & BARBOUR P.C.

Winchester, Virginia
March 19, 2009